Photon Dynamics Reports Third Quarter of 2006 Earnings Per Diluted Share of $0.25 ($0.30 Excluding Equity Based Compensation of $1.0 Million) on Revenue of $51.7 Million

SAN JOSE, CA -- 07/26/2006 -- Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield management solutions for the flat panel display (FPD) market, today reported financial results for the third quarter of fiscal year 2006, ended June 30, 2006.

Revenue for the third quarter of fiscal 2006 was $51.7 million, a sequential increase of 3 percent from the $50.3 million reported in the second quarter and a year-over-year increase of 32 percent compared to the $39.1 million reported for the same quarter a year ago.

Net income for the third quarter was $4.2 million or $0.25 per diluted share, compared to net income for the prior quarter of $2.5 million, or $0.15 per diluted share, and compared to net loss of $3.6 million, or ($0.21) loss per share, for the same quarter in the year ago period.

For the nine months ended June 30, 2006, net income was $10.1 million and earnings per diluted share was $0.59 compared to a loss of $13.5 million and ($0.79) loss per share for the nine months ended June 30, 2005.

The results include the impact from SFAS 123 (R) which was adopted in the first quarter of fiscal 2006. The company included equity based compensation expenses of approximately $1.0 million or $0.06 per diluted share after tax in its costs and operating expenses during the third quarter of fiscal 2006. Excluding equity based employee compensation expenses, net income would have been $5.2 million, and earnings per diluted share would have been $0.30 for the third quarter of fiscal 2006.

For the nine months ended June 30, 2006, equity based compensation expenses were $3.0 million or $0.17 per diluted share after tax. Excluding equity based employee compensation expenses, net income would have been $13.1 million and earnings per diluted share would have been $0.77 for the nine months ended June 30, 2006.

Income from continuing operations for the third quarter of fiscal 2006 was $4.4 million, or $0.26 per diluted share, as compared to $2.2 million or $0.13 per diluted share for the second quarter of fiscal 2006, and net loss from continuing operations of $3.9 million, or ($0.23) per share for the third quarter of fiscal 2005.

Third quarter non-GAAP net income was $5.7 million or $0.33 per diluted share, excluding the impact of equity based compensation expenses, amortization of intangible assets, and loss from discontinued operations, net of related tax. These results compare to non-GAAP net income of $3.6 million or $0.21 per diluted share for the fiscal second quarter and non-GAAP net loss of ($2.6) million or ($0.15) per diluted share for the same quarter a year ago. A reconciliation of these non-GAAP measures is provided after the GAAP financial statements below.

Photon Dynamics' financial position remained strong with cash, cash equivalents and marketable securities increasing sequentially $2.3 million to $90.6 million at quarter end. The increase in cash is primarily attributable to income from operations and strong working capital controls. While the company met its accounts receivable collection targets for the quarter, accounts receivable increased to $57 million, primarily as a result of a significant level of shipments to Japan in the last two quarters where 100% of payment is due after financial acceptance. No revenue has been recognized for these shipments.

Gross margin increased to 37.7% from 34.3% in the prior quarter. Higher gross margin for the third quarter was primarily due to a substantially higher proportion of Array Checker revenue during the quarter compared to the second quarter.

Bookings for the third quarter of fiscal 2006 were $25 million, and the company posted a backlog of $70 million at the end of the third quarter of fiscal 2006. The company noted that bookings and backlog are not necessarily indicative of future revenue and that historically, bookings have fluctuated on a quarter-to-quarter basis. This trend may continue in the future.

Jeff Hawthorne, Photon Dynamics' Chief Executive Officer, commented, "This quarter reflects the third quarter of strong execution by the company in meeting its financial targets while improving the quality of our products and our product portfolio positioning. In addition to the financial results, we count several other achievements for the quarter including:

--  installation of our first Generation 8 systems which are now testing customer production glass;

--  completion of a key vendor validation and contract negotiation which will allow us to build our first complete repair system in Asia by the end of the calendar year;

--  continued improvement in our predictability and discipline in all facets of our operations; and

--  strengthening of our Asia management team to reflect the current and future importance of operations outside the United States."

Mr. Hawthorne continued, "Recently, many of our customers have suffered from reduced profitability and cash flow as a result of oversupply in a seasonally slow marketplace for LCD products. While we believe this situation to be temporary because we are still early in the adoption phase for LCD televisions, our customers have delayed several investment decisions for the coming months. Although this situation could change dramatically if oversupply turns to undersupply, the current forecast shows lower than anticipated bookings for the next several quarters. The company is prudently cutting back on discretionary and variable spending at the same time it is continuing to invest aggressively in future products. If market conditions improve and our customers decide to re-accelerate their investments, Photon Dynamics is well-positioned to respond quickly."

Company Projections for Fiscal Year 2006 Fourth Quarter

The company estimates revenue for the fourth quarter of fiscal 2006 to be between $30 and $35 million with a loss per diluted share of ($0.15) to ($0.25).

Information Regarding Non-GAAP Financial Measures

Photon Dynamics provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Photon Dynamics' non-GAAP net income and non-GAAP earnings per share exclude the effect of SFAS 123 (R), restructuring charge, amortization of intangible assets, and loss from discontinued operations, as well as the tax effects of these adjustments. Because SFAS 123 (R) is a material, non-cash item, Photon Dynamics has also provided non-GAAP information excluding the impact of SFAS 123 (R) to provide more comparability with prior periods. Management excludes the effect of SFAS 123 (R) and other charges as indicated, because management does not believe that these charges are directly applicable to the core operating performance of Photon Dynamics. As a result, management excludes the effect of these charges for budgeting purposes, as well as for analyzing the underlying performance of Photon Dynamics. Management believes that although GAAP measures are important for investors to understand, providing investors with this non-GAAP measure provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of Photon Dynamics.

Third Quarter Earnings Conference Call

The company will host a quarterly conference call today at 4:30 pm EDT. To access the conference call in the U.S. or Canada, dial (866) 249-5225. For all international calls, dial (303) 262-2006.

A digital replay will be available on Photon Dynamics' website at www.photondynamics.com under 'presentation/conference call' in the 'investors' section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its fourth quarter fiscal 2006 financial results.

A replay will also be available by phone call two hours after the conclusion of the conference from July 26 to August 9, 2006. You may access the telephone replay by dialing (303) 590-3000 or (800) 405-2236 and entering confirmation code 11066232#.

About Photon Dynamics, Inc.

Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics develops systems that enable manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan. For more information about Photon Dynamics, visit its Web site at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release relating to Photon Dynamics' estimated results for the fourth quarter of fiscal 2006 are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: the current economic uncertainty, which may cause consumers to purchase products containing flat panel displays at a rate lower than Photon Dynamics and its customers expect, and therefore that could lead Photon Dynamics' customers to reduce investments in Photon Dynamics' products below that which Photon Dynamics projects until the markets become more certain; current economic conditions may cause an increase in competitive pricing pressures; and the risk of the introduction of competing products having technological and/or pricing advantages, which would reduce the demand for Photon Dynamics' products. As a result, Photon Dynamics' actual results and end user demand may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption " Factors Affecting Operating Results" in Photon Dynamics' Quarterly Report on Form 10-Q as filed on May 10, 2006 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

                          PHOTON DYNAMICS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)
                                (Unaudited)

                                                June 30,     September 30,
                                                  2006           2005
                                              -------------  -------------

ASSETS
Current assets:
  Cash and cash equivalents                   $      22,483  $      20,288
  Short-term investments                             68,147         72,738
  Accounts receivable, net                           57,253         27,067
  Inventories                                        19,754         32,545
  Other current assets                                4,379          3,932
                                              -------------  -------------
   Total current assets                             172,016        156,570
 Land, property and equipment, net                   16,867         19,366
 Other assets                                         4,197          4,390
 Intangible assets, net                               2,088          3,205

 Goodwill                                               153            153
                                              -------------  -------------
   Total assets                               $     195,321  $     183,684
                                              =============  =============

 LIABILITIES AND SHAREHOLDERS’ EQUITY
 Current liabilities:
  Accounts payable                            $      10,337  $      13,005
  Warranty                                            5,367          5,346
  Other current liabilities                          13,126          8,618
  Deferred gross margin                              10,016         13,113
                                              -------------  -------------
   Total current liabilities                         38,846         40,082
 Other liabilities                                       19          1,008
 Commitments and contingencies
 Shareholders’ equity:
  Common stock, no par value                        291,554        287,765
  Accumulated deficit                              (135,355)      (145,489)
  Accumulated other comprehensive income                257            318
                                              -------------  -------------
   Total shareholders’ equity                       156,456        142,594
                                              -------------  -------------
   Total liabilities and shareholders’ equity $     195,321  $     183,684
                                              =============  =============

                          PHOTON DYNAMICS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)
                                (Unaudited)

                                 Three Months Ended     Nine Months Ended
                                      June 30,              June 30,
                                --------------------  --------------------
                                  2006       2005       2006       2005
                                ---------  ---------  ---------  ---------

 Revenue                        $  51,658  $  39,096  $ 143,613  $ 101,061
 Cost of revenue                   32,178     25,966     87,629     67,515
                                ---------  ---------  ---------  ---------
 Gross margin                      19,480     13,130     55,984     33,546
 Operating expenses:
   Research and development         8,508      8,618     25,139     27,906
   Selling, general and
    administrative                  6,968      7,352     20,803     18,143
   Restructuring charge                --        951         30        951
   Impairment of fixed assets          50        174         50        556
   Gain on sale of fixed assets        --       (143)        --       (143)
   Amortization of intangible
    assets                            372        380      1,117      1,175
                                ---------  ---------  ---------  ---------
    Total operating expenses       15,898     17,332     47,139     48,588
                                ---------  ---------  ---------  ---------
 Income (loss) from operations      3,582     (4,202)     8,845    (15,042)
 Interest income and other, net       999        472      2,518      1,891
                                ---------  ---------  ---------  ---------
 Income (loss) from continuing
  operations before income
  taxes and discontinued
  operations                        4,581     (3,730)    11,363    (13,151)
 Provision for income taxes           205        167        756        565
                                ---------  ---------  ---------  ---------
 Income (loss) from continuing
  operations before
  discontinued operations           4,376     (3,897)    10,607    (13,716)
 Income (loss) from
  discontinued operations            (127)       268       (473)       258
                                ---------  ---------  ---------  ---------
    Net income (loss)           $   4,249  $  (3,629) $  10,134  $ (13,458)
                                =========  =========  =========  =========
 Income (loss) per share from
  continuing operations:
   Basic                        $    0.26  $   (0.23) $    0.62  $   (0.81)
                                =========  =========  =========  =========
   Diluted                      $    0.26  $   (0.23) $    0.62  $   (0.81)
                                =========  =========  =========  =========
 Income (loss) per share from
  discontinued operations:
   Basic                        $   (0.01) $    0.02  $   (0.03) $    0.02
                                =========  =========  =========  =========
   Diluted                      $   (0.01) $    0.02  $   (0.03) $    0.02
                                =========  =========  =========  =========
 Net income (loss) per share:
   Basic                        $    0.25  $   (0.21) $    0.60  $   (0.79)
                                =========  =========  =========  =========
   Diluted                      $    0.25  $   (0.21) $    0.59  $   (0.79)
                                =========  =========  =========  =========
 Weighted average number of
  shares:
   Basic                           17,047     16,984     17,023     16,934
                                =========  =========  =========  =========
   Diluted                         17,077     16,984     17,065     16,934
                                =========  =========  =========  =========

                          PHOTON DYNAMICS, INC.
                Reconciliation of GAAP to Non-GAAP Results
                  (In thousands, except per share data)
                                (Unaudited)

                     Three Months       Three Months
                         Ended              Ended        Nine Months Ended
                       June 30,           March 31,          June 30,
                   -----------------  -----------------  -----------------
                     2006     2005      2006     2005      2006     2005
                   -------  --------  -------  --------  -------  --------

 Non-GAAP Net Income (Loss) Reconciliation For All Non-GAAP Items

 GAAP net income
  (loss)           $ 4,249  $ (3,629) $ 2,522  $(10,346) $10,134  $(13,458)
 Stock-based
  employee
  compensation
  expense              952        --    1,017        --    2,954        --
 Restructuring
  charge                --       951      (32)       --       30       951
 Amortization of
  intangible
  assets               372       380      373       398    1,117     1,175
 Loss (income)
  from
  discontinued
  operations           127      (268)    (334)        4      480      (258)
 Income tax effect
  of non-GAAP
  adjustments           (5)       --        6        --       (9)       --
                   -------  --------  -------  --------  -------  --------
 Non-GAAP net
  income (loss)    $ 5,695  $ (2,566) $ 3,552  $ (9,944) $14,706  $(11,590)
                   =======  ========  =======  ========  =======  ========

 Non-GAAP Diluted Net Income (Loss) Per Share Reconciliation For All
  Non-GAAP Items

 GAAP net income
  (loss) per share
  - diluted        $  0.25  $  (0.21) $  0.15  $  (0.61) $  0.59  $  (0.79)
 Stock-based
  employee
  compensation
  expense             0.06        --     0.06        --     0.17        --
 Restructuring
  charge                --        --    (0.00)       --     0.00      0.06
 Amortization of
  intangible
  assets              0.02      0.02     0.02      0.02     0.07      0.07
 Loss (income)
  from
  discontinued
  operations          0.01     (0.02)   (0.02)     0.00     0.03     (0.02)
 Income tax effect
  of non-GAAP
  adjustments        (0.00)       --     0.00        --    (0.00)       --
                   -------  --------  -------  --------  -------  --------
 Non-GAAP net
  income (loss) -
  diluted          $  0.33  $  (0.15) $  0.21  $  (0.59) $  0.86  $  (0.68)
                   =======  ========  =======  ========  =======  ========

 Shares used in
  basic shares
  calculation       17,047    16,984   17,018    16,948   17,023    16,934
                   =======  ========  =======  ========  =======  ========
 Shares used in
  diluted shares
  calculation       17,077    16,984   17,077    16,948   17,065    16,934
                   =======  ========  =======  ========  =======  ========

 Non-GAAP Net Income (Loss) For Stock-based Employee Compensation Expense
  Only

 GAAP net income
  (loss)           $ 4,249  $ (3,629) $ 2,522  $(10,346) $10,134  $(13,458)
 Stock-based
  employee
  compensation
  expense              952        --    1,017        --    2,954        --
 Income tax effect      --        --       --        --       --        --
                   -------  --------  -------  --------  -------  --------
 Non-GAAP net
  income (loss)    $ 5,201  $ (3,629) $ 3,539  $(10,346) $13,088  $(13,458)
                   =======  ========  =======  ========  =======  ========

 Non-GAAP Net Income (Loss) Per Share For Stock-based Employee Compensation
  Expense Only

 GAAP net income
  (loss) per share
  - diluted        $  0.25  $  (0.21) $  0.15  $  (0.61) $  0.59  $  (0.79)
 Stock-based
  employee
  compensation
  expense             0.06        --     0.06        --     0.17        --
 Income tax effect      --        --       --        --       --        --
                   -------  --------  -------  --------  -------  --------
 Non-GAAP net
  income (loss) -
  diluted          $  0.30  $  (0.21) $  0.21  $  (0.61) $  0.77  $  (0.79)
                   =======  ========  =======  ========  =======  ========

 Shares used in
  basic shares
  calculation       17,047    16,984   17,018    16,948   17,023    16,934
                   =======  ========  =======  ========  =======  ========
 Shares used in
  diluted shares
  calculation       17,077    16,984   17,077    16,948   17,065    16,934
                   =======  ========  =======  ========  =======  ========

Contacts:
Corporation:
Photon Dynamics
Maureen Lamb
(408) 360-3581
investor@photondynamics.com

Investors and Media:
Guerrant Associates
Laura Guerrant
(808) 882-1467
lguerrant@guerrantir.com